UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

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[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to §240.14a-12

VBI VACCINES INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]	Fee paid previously with preliminary materials:

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NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

The 2017 Annual General and Special Meeting of Shareholders of

VBI Vaccines Inc.

(the “Company”)

Date: Time: Place:	Thursday, June 22, 2017 1:00 pm. (Eastern Time) Boston Marriott Cambridge 50 Broadway Cambridge, Massachusetts 02142

PROXY STATEMENT AND 2016 ANNUAL REPORT ON FORM 10-K ARE AVAILABLE AT:

www.materials.proxyvote.com/91822J

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting To Be Held on June 22, 2017:

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

AGENDA

1.	Election of Directors: to elect the below nominees as directors to hold office until the next annual meeting of shareholders. See “Proposal 1 - Election of Directors” in the Company’s proxy statement dated May 11, 2017 (the “Proxy Statement”) for details.

01) Jeff Baxter	05) Adam Logal
02) Steven Gillis	06) Scott Requadt
03) Sam Chawla	07) Steven Rubin
04) Michel De Wilde

2.	Executive Compensation: to approve, on an advisory basis, the frequency of holding an advisory vote on executive compensation. See “Proposal 2 - Approval, on an Advisory Basis, of the Frequency of Holding an Advisory Vote on our Executive Compensation” in the Proxy Statement for details.

3.	Named Executive Officer Compensation: to approve, on an advisory basis, the compensation of our named executive officers. See “Proposal 3 - Approval on an Advisory Basis, of the Compensation of our Named Executive Officers” in the Proxy Statement for details.

4.	Appointment of Accounting Firm: to approve the appointment of EisnerAmper LLP as our independent registered public accounting firm until the next annual meeting of shareholders and remuneration to be set by the Audit Committee of the Board of Directors. See “Proposal 4 - Approval of Appointment of Independent Registered Public Accounting Firm and Enumeration to be set by the Audit Committee of the Board of Directors” in the Proxy Statement for details.

5.	Ratify and Confirm Common Share Issuances: to ratify and confirm common share issuances to certain Company consultants. See “Proposal 5 - Common Share Issuances to Consultants” in the Proxy Statement for details.

6.	Other Business: To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

Notice-and-access: This Notice of Internet Availability is prepared under the notice-and-access rules under National Instrument 54-101 Communication with Beneficial Owners of Securities of a Reporting Issuer and Rule 14a-16 of the Securities Exchange Act of 1934, as amended. Notice-and-access is a set of rules for reducing the volume of materials that must be physically mailed to shareholders by allowing issuers to post the Proxy Statement and additional materials online. Materials may be delivered electronically to shareholders. Please call the Company toll free at 1-855-887-2244 if you have any questions about notice-and-access.

Proxy Statement and Annual Report on Form 10-K: The Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2016 are available at www.materials.proxyvote.com/91822J, the Company’s profile on SEDAR at www.sedar.com, and the Company’s EDGAR profile at www.sec.gov/edgar. Shareholders are reminded to review these online materials before voting.

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before May 24, 2016 to facilitate timely delivery.

To request a paper copy of these items:

●	Call our toll-free number — 1-877-907-7643; or

●	Visit our website at www.proxyvote.com.

Please clearly identify the items you are requesting; VBI Vaccines Inc., and your name along with the Control Number located in the lower right hand corner of this notice and the name and address to which the materials should be mailed.

Proxy:

Registered holders: This proxy must be received by Computershare Trust Company of Canada, 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1, Attention: Proxy Department by 1:00 p.m. (Eastern Time) on June 20, 2017.

Non-registered holders: Use the voting instruction form provided by your intermediary (bank, trust company or broker) and return it as early as practicable to ensure that it is transmitted on time. It must be received by your intermediary with sufficient time for them to file a proxy by the deadline noted above.

Voting:

Registered holders: You must be a registered holder of common shares of the Company at the close of business on May 4, 2017 to vote. You may vote in person or by proxy. A proxy need not be a shareholder. You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Vote by Internet: If you are a registered shareholder, you may vote by internet by following the instructions at www.investorvote.com.

Vote by Telephone: If you are a registered shareholder who lives in the United States or Canada, you may request a paper proxy card from the Company by following the procedures set forth above, and submit proxies by telephone by following the “Vote by Telephone” instructions on the proxy card. If you are a beneficial owner of common shares held in street name, please check the voting instructions in the notice provided by your broker, bank or other intermediary for telephone voting availability.

Non-registered holders: You may vote or appoint a proxy using the voting instruction form provided to your intermediary, which will then submit your vote or proxy appointment to the Company.

Further information on voting can be found under the headings “How Can I Vote my Common Shares Without Attending the Annual Meeting” and “What is the Difference Between Holding Common Shares as a Shareholder of Record or as a Beneficial Owner?” in the Proxy Statement.

For directions to attend the meeting in person, please call the Company’s investor relations department at (617) 830-3031.

Cambridge, MA	BY ORDER OF THE BOARD
May 11, 2017	(signed) Jeff Baxter
Director, President, and Chief Executive Officer